UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)     November 10, 2004
                                                 -------------------------------


                          Appalachian Bancshares, Inc.
             (Exact name of registrant as specified in its charter)


Georgia                               000-21383                  58-2242407
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number         (IRS Employer
of incorporation)                                            Identification No.)


829 Industrial Boulevard, Ellijay, Georgia                                30540
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code            (706) 276-8000
                                                             -------------------


                                 Not applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

     On November 10, 2004, Appalachian Community Bank (the "Bank"), a wholly-owned subsidiary of Appalachian Bancshares, Inc. (the "Company") entered into an agreement (the "Agreement") with Gene Rogers Builders, LLC (the "Builder") for construction by the Builder of the Bank's new operations building in Ellijay, Georgia.

     Under the terms of the Agreement, the Bank will pay the Builder $2,714,800. The date of commencement of construction is November 10, 2004, with substantial completion to be completed as soon as possible from the date of commencement. Progress payments shall be paid monthly by the Bank to the Builder, with final payment due upon issuance of a Certificate of Occupancy for the operations building.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    Appalachian Bancshares, Inc.


                        By:      /s/ Tracy R. Newton
                           -----------------------------------------------------
                                 Tracy R. Newton
                                 President and Chief Executive Officer

Dated:  November 10, 2004